                                                                    Exhibit 4(i)

                               WARRANT AGREEMENT
                               -----------------

          WARRANT AGREEMENT, dated as of __________ __, 1999 (the "Agreement"), between ICF Kaiser International, Inc., a Delaware corporation (the "Company"), and __________________________, as warrant agent (with any successor Warrant Agent, the "Warrant Agent").


                                   RECITALS

          WHEREAS, the Company is engaged in a restructuring of its outstanding debt in a recapitalization as described in the Company's Registration Statement on Form S-4, SEC Registration No. 333-82643 filed with the Securities and Exchange Commission (as amended, the "Registration Statement"), pursuant to which the Company has offered to exchange convertible preferred stock and warrants to purchase its common stock for a portion of the Company's outstanding 12% Senior Subordinated Notes due 2003 (the "Old Notes");

          WHEREAS, this Agreement is to reflect the issuance and delivery by the Company of warrant certificates (the "Warrant Certificates") evidencing warrants (the "Warrants") to acquire, under certain circumstances, up to an aggregate of 882,000 shares, subject to adjustment, of its Common Stock (as defined below), representing 15% of the fully diluted Common Stock of the Company; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrant Certificates and other matters as provided in this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective related rights and obligations of the Company, the Warrant Agent and the record holders from time to time of the Warrants, the Company and the Warrant Agent agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

Section 1.01  Certain Definitions

          As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" of any person means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Change of Shares" has the meaning set forth in Section 4.01(a).

          "Common Equity Securities" means Common Stock and securities convertible into, or exercisable or exchangeable for, Common Stock, or rights or options to acquire Common Stock or such other securities, excluding the Warrants.

          "Common Stock" means the common stock, $0.01 par value per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

          "Common Stock Distribution" has the meaning set forth in Section 4.01(b).

          "Company" means ICF Kaiser International, Inc., a Delaware corporation, and its successors and assigns.

          "Convertible Securities" has the meaning set forth in Section
4.01(c).

          "Depositary" means, with respect to the warrants issued in the form of one or more Global Warrants, The Depository Trust Company or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Expiration Date" means December 31, 2004, subject to the provisions of Section 3.05.

          "Global Warrant" means a security evidencing all or a portion of the Warrants issued to the Depositary or its nominee in accordance with Section
2.01 and bearing the legend set forth in Exhibit B.
                                         ---------

          "Holders" means, from time to time, the holders of the Warrants.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Nasdaq Stock Market" means The Nasdaq Stock Market, Inc.

          "Non-Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more Persons (other than a wholly-owned subsidiary of the Company) in which the Company is not the survivor, or a sale of all or substantially all of the assets of the Company to one or more such other Persons, if, in connection with any of the foregoing, consideration (other than consideration which includes Common Equity Securities) is distributed to holders of Common Stock in exchange for all or substantially all of their equity interest in the Company.

          "Options" has the meaning set forth in Section 4.01(c)

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or governmental unit or related agency or political subdivision.

          "Purchase Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price per share shall be equal to the average daily closing price of the Common Stock for the first 20 consecutive trading days following consummation of the recapitalization contemplated in the Registration Statement, subject to adjustment from time to time pursuant to Article IV.

          "Registration Statement" has the meaning set forth in the Recitals above.

          "Rights" has the meaning set forth in Section 4.01(c).

          "Securities Act" means the Securities Act of 1933, as amended.

          "Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more Persons in which the Company is the survivor, or a purchase of substantially all of the assets of another Person by the Company.

          "Survivor" has the meaning set forth in Section 3.05(b).

          "Transaction" means any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing.

          "Transfer Agent" has the meaning set forth in Section 8.01.


                                   ARTICLE II

                         ORIGINAL ISSUANCE OF WARRANTS

Section 2.01  Form of Warrant Certificates

          The Warrant Certificates (a) shall be issued in registered form only
                                    -
and substantially in the form attached as Exhibit A to this Agreement, (b) shall
                                          ---------                     -
be dated the date of
issuance (whether upon initial issuance, registration of transfer, exchange or replacement), (c) shall show the date of countersignature and (d) shall contain
               -                                               -
such legends and endorsements, each as provided by the Company, typed, stamped, printed, lithographed or engraved, as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant to any law or with any rule or regulation of any securities exchange on which the Warrants shall be listed, or to conform to customary usage. The Warrant Certificates shall be in a format and in a form reasonably satisfactory to the Warrant Agent.

          Warrants may be issued initially in the form of one or more permanent Global Warrants in registered form for an aggregate of 882,000 shares of Common Stock, substantially in the form set forth in Exhibit A, deposited with the
                                              ---------
Warrant Agent, as custodian for the Depositary, and, if issued in the form of one or more permanent Global Notes, shall bear the legend set forth on Exhibit
                                                                       -------
B.  The aggregate number of Warrants represented by any Global Warrant may from
-
time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depositary, as provided in this Agreement.

          Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

          If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

Section 2.02  Execution and Delivery of Warrant Certificates

          Warrant Certificates evidencing Warrants to purchase initially an aggregate of up to 882,000 shares of Common Stock shall be executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to such holders of Old Notes as so ordered and directed. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this
Section 2.02 or by Section 3.04, Article V or Section 9.04. The Warrant Certificates shall be executed on behalf of the Company by its Chairman, Chief Executive Officer or President or by any of its Vice Presidents, either manually or by facsimile signature. The Warrant Certificates shall be authenticated by manual signature of an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned, and shall be dated the date of authentication by the Warrant Agent. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be the Chairman, Chief Executive Officer, President or a Vice President of the Company before countersignature by the Warrant Agent and issuance and delivery of the Warrant Certificates, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.


                                  ARTICLE III

               NUMBER OF UNDERLYING SHARES; EXERCISE OF WARRANTS;
                     EXPIRATION; NON-SURVIVING COMBINATION

Section 3.01  Number of Underlying Shares

          Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder of the Warrant Certificate, subject to the provisions of the Warrant Certificate, and of this Agreement, to receive one share of Common Stock for each Warrant represented by the Warrant Certificate, subject to adjustment as provided in this Agreement, upon payment of the Purchase Price for each of such shares.

Section 3.02  Exercise of Warrants

          Subject to the terms and conditions set forth in this Agreement, the Warrants shall be exercisable at any time after their issuance and on or prior to the Expiration Date.

Section 3.03  Expiration of Warrants

          The Warrants shall terminate and become void as of the close of business on the Expiration Date; provided that the Warrants will terminate and become void prior to the Expiration Date in the event of a Non-Surviving Combination, pursuant to Section 3.05.

          The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then-outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided that the failure by the Company to give such notice as provided in this Section shall not affect such termination and status of the Warrants as of the close of business on the Expiration Date.

Section 3.04  Method of Exercise

          In order to exercise a Warrant, the Holder must surrender the Warrant Certificates evidencing such Warrant to the Warrant Agent, with one of the forms on the reverse of or attached to the Warrant Certificate duly executed, and tender the Purchase Price. The Purchase Price shall be payable by certified or official bank check or wire transfer, payable in United States currency to the order of the Company.

          If fewer than all of the Warrants represented by a Warrant Certificate are being exercised, such Warrant Certificate shall be surrendered and, subject to the provisions of

Article V, a new Warrant Certificate of the same tenor and for the number of Warrants that were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, register it in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

          Upon surrender of a Warrant Certificate and payment of the Purchase Price in conformity with the foregoing provisions, the Warrant Agent shall promptly notify the Company and deliver or cause to be delivered to the exercising Holder appropriate evidence of ownership of any shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, subject to the provisions of Section 9.02.

Section 3.05  Non-Surviving Combination

          (a) If the Company proposes, prior to the Expiration Date, to enter into a transaction that would constitute a Non-Surviving Combination if consummated, the Company shall give written notice to the Warrant Agent and to the Holders of Warrants, promptly after an agreement in principle is reached with respect to the Non-Surviving Combination but in no event less than 30 days prior to the consummation of the Non-Surviving Combination. Such notice shall describe the transaction in reasonable detail and specify the consideration to be received by the Holders. The Company shall also furnish to each Holder of Warrants all notices and materials furnished to its stockholders in connection with such transactions.

          (b) The Company agrees that it will not enter into an agreement providing for a Non-Surviving Combination, unless the party to such transaction that is the surviving entity (the "Survivor") shall be obligated to distribute or pay to each Holder of Warrants, upon payment of the Purchase Price prior to the Expiration Date, the number of shares of stock or other securities or other property (including any cash) of the Survivor that would have been distributable or payable on account of the Common Stock issuable if such Holder's Warrants had been exercised immediately prior to such Non-Surviving Combination (or, if applicable, the record date for such transaction). Following the consummation of a Non-Surviving Combination, the Warrants shall represent only the right to receive such shares of stock or other property from the Survivor upon payment of the Purchase Price prior to the Expiration Date.

Section 3.06  Use of Series 5 Convertible Preferred Stock for Exercise of
Warrants

          Any Holder who is also a holder of the Company's Series 5 Redeemable Cumulative Convertible Preferred Stock ("Series 5 Convertible Preferred Stock") issued on the date of initial issuance of such Series 5 Convertible Preferred Stock, may, at such Holder's option, use shares of Series 5 Convertible Preferred Stock held by such Holder in lieu of cash to pay the exercise price to acquire shares of Common Stock pursuant to the Warrants. For purposes of this
Section 3.06, each share of Series 5 Convertible Preferred Stock shall have a value equal to the Liquidation Preference Per Share (as such term is defined in the Company's Certificate of Designation relating to the Series 5 Convertible Preferred Stock.)

                                  ARTICLE IV

                                  ADJUSTMENTS

Section 4.01  Adjustments of Exercise Price and Number of Shares of Common Stock

          The number and kind of shares purchasable upon the exercise of Warrants and the Purchase Price shall be subject to adjustment from time to time as follows:

          (a) Changes in Common Stock.  In the event the Company shall, at any
              -----------------------
time or from time to time, (i) issue any shares of Common Stock as a stock
                            -
dividend to the holders of Common Stock, (ii) subdivide or combine the
                                          --
outstanding shares of Common Stock into a greater or lesser number of shares,
(iii) issue any shares of its capital stock in a reclassification or
 ---
reorganization of the Common Stock, or (iv) issue any shares of Common Stock
                                        --
pursuant to the terms of the agreement by which the Company acquired ICT Spectrum Constructors, Inc. (any such issuance, subdivision, combination, reclassification or reorganization being called a "Change of Shares"), then (x)
                                                                             -
in the case of (i) or (ii) above, the number of shares of Common Stock that may be purchased upon the exercise of each Warrant shall be adjusted to the number of shares of Common Stock that the Holder of such Warrant would have owned or have been entitled to receive after the happening of such event had such Warrant been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Purchase Price shall be adjusted to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Purchase Price immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable with one Warrant immediately prior to such event and the denominator of which shall be the number of shares of Common Stock purchasable with one Warrant after the adjustment referred to above and (y), in the case of (iii) above, paragraph
                                      -
(l) below shall apply. An adjustment made pursuant to clause (x) of this paragraph (a) shall become effective retroactively immediately after the record date in the case of such dividend and shall become effective immediately after the effective date in other cases, but any shares of Common Stock issuable solely as a result of such adjustment shall not be issued prior to the effective date of such event.

          (b) Common Stock Distribution.  In the event the Company shall, at any
              -------------------------
time or from time to time, issue, sell or otherwise distribute (including by way of deemed distributions pursuant to paragraphs (c) and (d) below) any shares of Common Stock (other than pursuant to a Change of Shares or the exercise of any Option, Convertible Security (each as defined in paragraph (c) below) or Warrant) (any such event, including any deemed distributions described in paragraphs (c) and (d), being called a "Common Stock Distribution"), for a consideration per share less than the current market price per share of Common Stock (as defined in paragraph (f) below), on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Purchase Price shall be reduced to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Purchase Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of
            -
any treasury shares) immediately prior to such Common Stock Distribution multiplied by the current market price per share of Common Stock on the date of such Common Stock Distribution, plus (ii) the
                                ----  --
consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (x) the total
                                                                    -
number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Common Stock Distribution and (y) the current market
                                                      -
price per share of Common Stock on the date of such Common Stock Distribution.

          If any Common Stock Distribution shall require an adjustment to the Purchase Price pursuant to the foregoing provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of such shares so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest 1,000th of a share.

          The provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, shall not operate to increase the Purchase Price or reduce the number of shares of Common Stock purchasable upon the exercise of any Warrant, except by operation of paragraph (j) or (k) below.

          (c) Issuance of Options.  In the event the Company shall, at any time
              -------------------
or from time to time, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock, other than the convertible preferred stock issuable in the recapitalization concurrently with the issuance of the Warrants as contemplated in the Registration Statement (any such rights, warrants or options being called "Options" (the term "Options" shall also include without limitation any rights ("Rights") to purchase Common Stock and each other security for which such rights are at any time exercisable issued pursuant to the Rights Agreement between the Company and the Rights Agent designated in that Rights Agreement approved by the Board of Directors of the Company on January 13, 1992, as amended from time to time) and any such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the aggregate amount, if any, received or receivable by the Company as
 -
consideration for the issuance, sale, distribution or granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of
                                 --
Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) is less than the current market price per share of Common Stock on the date of the issuance, sale, distribution or granting of such Options then, for purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of the issuance, sale, distribution or granting of such Options and shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Purchase Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such options. If the minimum and maximum numbers or amounts referred to in this paragraph (c) or in paragraph (d) below cannot be calculated with certainty as of the date of the required adjustment, such numbers and amounts shall be determined in good faith by the Board of Directors of the Company.

          (d) Issuance of Convertible Securities.  In the event the Company
              ----------------------------------
shall, at any time or from time to time, issue, sell or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Option), whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any,
                                                -
received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number
                                                    --
of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) is less than the current market price per share of Common Stock on the date of such issuance, sale or distribution, then, for the purposes of paragraph (b) above, the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Purchase Price shall be made upon the actual conversion or exchange of such Convertible Securities.

          (e) Dividends and Distributions.  In the event the Company shall, at
              ---------------------------
any time or from time to time, distribute to the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends
                                                                   -
payable in Common Stock, Options or Convertible Securities and (ii) any cash
                                                                --
dividend that, when added to all other cash dividends paid in the one year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Purchase Price pursuant to this paragraph (e)), does not exceed 10% of the current market price per share of Common Stock on such declaration date), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (x) the Purchase Price
                                                         -
shall be decreased to a price determined by multiplying the Purchase Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (I) the cash portion, if
            -
any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (II) the then
                                                              ----  --
fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (y) the number of shares of Common Stock purchasable upon the exercise
           -
of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to the adjustment required by clause
(A) of this sentence and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. The adjustments required by this paragraph (e) shall be made whenever any such distribution is made and shall be retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (f) Current Market Price.  For the purpose of any computation under
              --------------------
paragraphs (b), (c), (d) and (e) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the 20 consecutive trading days ending on the last full trading day prior to the time and date as of which the current market price is to be computed in connection with the event giving rise to the adjustment required by paragraph (b), (c), (d) or (e). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the
                   -
shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a
            -
national securities exchange, in the over-the-counter market as reported by the Nasdaq Stock Market or any comparable system or (3) if the Common Stock is not
                                                 -
listed on the Nasdaq Stock Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (f), the current market price per share shall be the fair market value as determined in good faith by the Board of Directors of the Company.

          (g) Certain Distributions.  If the Company shall pay a dividend or
              ---------------------
make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (b) above (by operation of paragraph (c) or (d) above, as the case may be) such Options or Convertible Securities shall be deemed to have been issued or sold without consideration except for such amounts of consideration as shall have been deemed to have been received by the Company pursuant to paragraphs (c) or (d) above, as appropriate.

          (h) Consideration Received.  If any shares of Common Stock shall be
              ----------------------
issued and sold in an underwritten public offering, the consideration received by the Company for such shares of Common Stock shall be deemed to include the underwriting discounts and commissions realized by the underwriters of such public offering. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued, sold or distributed for such amount of consideration as shall be allocated to such Options in good faith by the Board of Directors of the Company.

          (i) Deferral of Certain Adjustments.  No adjustment to the Purchase
              -------------------------------
Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required under this Agreement (i) unless such adjustment, together with other adjustments carried
           -
forward as provided below, would result in an increase or decrease of at least one percent of the Purchase Price, provided that any adjustment which by reason of this clause (i) of this paragraph (i) is not required to be made shall be carried forward and taken into account in any subsequent adjustment and (ii)
                                                                         --
solely with respect to Options that are Rights, until the time such Options become exercisable.

          (j) Changes in Options and Convertible Securities.  If the exercise
              ---------------------------------------------
price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Article IV), the Purchase Price then in effect and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Purchase Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

          (k) Expiration of Options and Convertible Securities.  If, at any time
              ------------------------------------------------
after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph (c), (d) or (j) above or this paragraph (k), any Options or Convertible Securities shall have expired unexercised or, solely with respect to Options that are Rights, are redeemed, the number of such shares so purchasable shall, upon such expiration or such redemption, be readjusted and shall become such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible

Securities, whether or not exercised; provided that (x) no such readjustment
                                                     -
shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Article IV following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities and (y) in the case of the redemption of
                                            -
any Rights, there shall be deemed (for the purposes of paragraph (c) above) to have been issued as of the date of such redemption for no consideration a number of shares of Common Stock equal to the aggregate consideration paid to effect such redemption divided by the current market price of the Common Stock on the date of such redemption.

          (l) Other Adjustments.  In the event that at any time, as a result of
              -----------------
an adjustment made pursuant to this Article IV, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, the number of such other securities so receivable upon exercise of the Warrants and the Purchase Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Article IV.

          (m) Excluded Transactions.  Notwithstanding any provision in this
              ---------------------
Article IV to the contrary, no adjustment shall be made pursuant to this Article IV in respect of (i) any change in the par value of the Common Stock, (ii) the
                  -                                                    --
granting of any Options or the issuance of any shares of Common Stock, whether pursuant to a Company stock option plan, employee stock purchase plan, employment agreement, or otherwise, in any case, which would otherwise trigger an adjustment under paragraph (b) above, that may be registered on Form S-8 or any successor form under the Securities Act, to any officers, directors or employees of, or any consultants or advisors to, the Company, or (iii) the
                                                                  ---
issuance of Common Stock pursuant to any dividend reinvestment plan; provided that clause (ii) of this paragraph (m) shall not apply to any such grant or issuance if, after giving effect to the grant or issuance, the aggregate amount of Common Stock issued in all transactions covered by clause (ii) of this paragraph (m) (assuming the exercise of all then outstanding Options granted in such transactions) would exceed 5% of the number of shares of Common Stock then outstanding (after giving effect to the exercise of the Options so granted and all then outstanding Options or Convertible Securities).

Section 4.02  Notice of Adjustment

          Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant is adjusted, as provided in this Agreement, the Company shall promptly give a written certificate of the Company to the Warrant Agent of such adjustment or adjustments and shall cause the Warrant Agent promptly to mail by first-class mail, postage prepaid, to each Holder notice of such adjustment or adjustments. In addition, the Company at its sole expense shall within 120 calendar days following the end of each fiscal year of the Company during which any Warrants remain outstanding, and promptly upon the request of any Holder of a Warrant in connection with the exercise of any of such Holder's Warrants, cause to be delivered to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificates and shall be under no duty or responsibility with respect to any such certificate except to exhibit the same from time to time to any Holder desiring an inspection of the certificate during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent or any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

Section 4.03  Statement of Warrants

          Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrants previously or subsequently issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 4.04  Fractional Interest

          The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion of a Warrant), the Company shall pay an amount in cash calculated by it to be equal to the then current market price per share multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.


                                   ARTICLE V

                               WARRANT TRANSFERS

Section 5.01  Warrant Transfer Books

          The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates by the Warrant Agent as provided in this Agreement.

          At the option of the Holder, Warrant Certificates may be exchanged at such office, upon payment of the charges provided in this Agreement. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive.

          All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

Section 5.02  Registration of Transfer and Exchange

          (a) Transfer and Exchange of Warrant Certificates.  When Warrant
              ---------------------------------------------
Certificates are presented to the Warrant Agent with a request to register the transfer of the Warrant Certificates, the Warrant Agent shall register the transfer as requested if the requirements under this Agreement as set forth in this Section 5.02 for such transaction are met; provided that the Warrant Certificates presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder or his attorney duly authorized in writing.

          (b) Restrictions on Exchange of a Warrant Certificates for a
              --------------------------------------------------------
Beneficial Interest in a Global Warrant.  A Warrant Certificate may not be
---------------------------------------
exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Warrant Certificate, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions from the Company directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate number of Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Warrant Certificate and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall authenticate such a Global Warrant for the appropriate number of Warrants.

          (c) Transfer and Exchange of Global Warrants.  The transfer and
              ----------------------------------------
exchange of Global Warrants or beneficial interests in Global Warrants shall be effected through the Depositary in accordance with this Agreement and the applicable procedures of the Depositary.

          (d) Transfer of a Beneficial Interest in a Global Warrant for a
              -----------------------------------------------------------
Warrant Certificate.
-------------------

               (i) Any Person having a beneficial interest in a Global Warrant may upon request exchange such beneficial interest for a Warrant Certificate. Upon receipt by the Warrant Agent of instructions from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate number of Warrants represented by the Global Warrant to be reduced and, following such reduction, the Company will execute and the Warrant Agent will authenticate and deliver to the transferee a Warrant Certificate.

               (ii) Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 5.02(d) shall be registered in such names and in such denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Warrant Certificates to the Persons in whose names such Warrants are so registered.

          (e)  Restrictions on Transfer and Exchange of Global Warrants.
               --------------------------------------------------------
Notwithstanding any other provisions of this Agreement, a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f)  General.  The Warrant Agent shall retain copies of all letters,
               -------
notices and other written communications received pursuant to this Section 5.02. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

          No service charge shall be payable by Holders for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

                                  ARTICLE VI

                                WARRANT HOLDERS

Section 6.01   No Voting Rights

               Prior to the exercise of the Warrants, no Holder of a Warrant, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for in this Agreement.

Section 6.02   Right of Action

               All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or any Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights under this Agreement, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.


                                  ARTICLE VII

                                 WARRANT AGENT

Section 7.01   Nature of Duties and Responsibilities Assumed

               The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions set forth in this Agreement, by all of which the Company and the Holders of Warrants, by their acceptance of this Agreement, shall be bound. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act under this Agreement be deemed to make any representation as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature on the Warrant Certificates) or of any securities or other property delivered upon exercise of any Warrant, or as to the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to the kind and amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of any such calculation, other than to apply any adjustment, notice of which is given by the Company to the Warrant Agent to be mailed to the Holders in accordance with Section 4.02. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained in this
     -
Agreement or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (b) be
                                                                    -
responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) be liable for any act or omission in connection with this
                 -
Agreement except for its own gross negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties under this Agreement from the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Assistant Secretary of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, except for its own gross negligence or willful misconduct, but in its discretion the Warrant Agent may in lieu of such instructions accept other evidence of such or may require such further or additional evidence as it may deem reasonable. Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three business days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          The Warrant Agent may execute and exercise any of the rights and powers vested in it under this Agreement or perform any duty under this Agreement either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect of this Agreement, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against or arising out of or in connection with this Agreement. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

              The Warrant Agent shall act solely as agent of the Company under this Agreement. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions of this Agreement.

Section 7.02  Right to Consult Counsel

              The Warrant Agent may at any time consult with legal counsel of its selection satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

Section 7.03  Compensation and Reimbursement; Indemnification

              The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it under this Agreement as the Company and the Warrant Agent may agree from time to time in writing, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any such claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement. The provisions of this Section 7.03 shall survive the termination of this Agreement.

Section 7.04  Warrant Agent May Hold Company Securities

              Except as may be limited by applicable law, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing in this Agreement shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other person.

Section 7.05  Resignation and Removal; Appointment of Successor

               (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided in this Agreement. The Warrant Agent may resign its duties and be discharged from all further duties and liability under this Agreement (except liability arising as a result of the Warrant Agent's own gross negligence, bad faith or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall in like manner be discharged from all further duties and liabilities under this Agreement, except as set forth above. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant at its last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Company shall become Warrant Agent until a successor Warrant Agent has been appointed, and the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States, any state of the United States, or the District of Columbia, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice of the appointment to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect in such notice, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

          (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any person to whom the Warrant Agent transfers substantially all of its corporate trust business shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation (i) would be eligible for
                                             -
appointment as successor to the Warrant Agent under the provisions of Section 7.05(a) or (ii) is a wholly-owned subsidiary of the Warrant Agent. Any such
            --
successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to Section 5.01.

                                 ARTICLE VIII

                           COVENANTS OF THE COMPANY

Section 8.01 Reservation of Common Stock for Issuance on Exercise of Warrants; Listing

              The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of Warrants as provided in this Agreement, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issuance, be duly and validly issued and fully paid and nonassessable, and that upon issuance such shares shall be listed on each national securities exchange or quotation system (including the Nasdaq Stock Market), if any, on which any other shares of outstanding Common Stock of the Company are then listed.

              The Company or the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the Warrants as provided in this Agreement will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash that may be payable as provided in Section 4.04. The Company will furnish such Transfer Agent a copy of all notices of adjustment and related certificates transmitted to each holder pursuant to Section 4.02.

Section 8.02  Agreements Respecting Warrants

              The Company agrees that it will not enter into any agreement or instrument which would preclude the exercise of the Warrants for shares of Common Stock.

Section 8.03  Registration under Federal Securities Laws

              The Company has registered under the Securities Act all of the Warrants and the Common Stock issuable upon exercise of the Warrants. The Company shall use all reasonable efforts to maintain such effectiveness continually until the close of business on the Expiration Date or such other date on which the Warrants terminate and become void prior to the Expiration Date.

                                  ARTICLE IX

                                 MISCELLANEOUS

Section 9.01  Money and Other Property Deposited with the Warrant Agent

              Any money, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property of the Warrant Agent except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to any Holder by mailing by first-class mail a check in such amount as is appropriate, to such Holder at the address shown on the Warrant register maintained pursuant to
Section 5.01, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants. Any money or other property deposited with the Warrant Agent for payment and distribution to any Holder that remains unclaimed for two years, less one day, after the date the money was deposited with the Warrant Agent shall be paid to the Company upon its request.

Section 9.02  Payment of Taxes

              The Company will pay all taxes and other governmental charges that may be imposed on the Company or the Warrant Agent in respect of any issuance or delivery of Common Stock upon the exercise of Warrants. The Company will not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash or other property to any person other than the Holder of a Warrant Certificate surrendered upon the exercise of Warrants, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or security or pay any cash or distribute any property until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

Section 9.03  Surrender of Certificates

              Any Warrant Certificate surrendered for exercise or purchased or otherwise acquired by the Company shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall promptly be canceled by such Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall return such canceled Warrant Certificates to the Company.

Section 9.04  Mutilated, Destroyed, Lost and Stolen Warrant Certificates

              If (a) any mutilated Warrant Certificate is surrendered to the
                  -
Warrant Agent or (b) the Company and the Warrant Agent receive evidence to their
                  -
satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant

Agent such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company or any officer in the corporate trust department of the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of warrants.

              Upon the issuance of any new Warrant Certificate under this
Section 9.04, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection with such issuance.

              Every new Warrant Certificate executed and delivered pursuant to this Section 9.04 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered under this Agreement.

              The provisions of this Section 9.04 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

Section 9.05  Notice

              Any notice or communication by the Company or the Warrant Agent to the other is duly given if in writing and delivered in person, mailed by first-class mail (registered or certified, return receipt requested), or sent by telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

              If to the Company:

              ICF Kaiser International, Inc.
              9300 Lee Highway
              Fairfax, Virginia  22031-1207
              Attention: President and Chief Executive Officer

              cc:  Chief Financial Officer

              If to the Warrant Agent:

              [        ]
              Attention:

               The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

               All distributions and notices to Holders required by this Agreement to be given or made by the Company shall be addressed to the Holders at their last known addresses as they shall appear on the registration books maintained by the Warrant Agent.

               All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first-class mail to the Holder's address shown on the register of the Company maintained by the Warrant Agent. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Company mails a notice or communication to Holders, it shall mail a copy to the Warrant Agent at the same time.

Section 9.06   Persons Benefiting

               This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any person, other than the Company, the Warrant Agent and the Holders, any right, remedy or claim under or by reason of this or any part of this Agreement.

Section 9.07   Counterpart Originals

               The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 9.08   Amendments

               The Company may, without the consent of the Holders of the Warrants, by supplemental agreement or otherwise, make any changes or corrections in this Agreement (a) to cure any ambiguity or correct or supplement
                               -
any provision in this Agreement which may be defective or inconsistent with any other provision in this Agreement or to correct any clerical omission or mistake or manifest error contained in this Agreement, (b) to add to the covenants and
                                                -
agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement, or
(c) that do not adversely affect
 -
the interests of the Holders in any material respect. The Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it affects the Warrant Agent's own rights, duties or immunities under this Agreement, in which case such party may, but shall not be required to, join in such execution and delivery. Prior to executing any such supplemental agreement, the Warrant Agent shall be entitled to receive and shall be protected in relying upon a certificate of the Company which states that the proposed supplemental agreement is in compliance with the terms of this Section 9.08.

Section 9.09   Termination

               This Agreement (other than the Company's obligations with respect to Warrants previously exercised under Article III, and with respect to compensation, reimbursement and indemnification under Section 7.03) shall terminate and be of no further force and effect, provided the Company has complied with Section 3.05 in the case of a Non-Surviving Combination, on the earlier of (a) the Expiration Date and (b) the consummation of a Non-Surviving Combination.

Section 9.10   Governing Law

               THIS AGREEMENT AND EACH WARRANT ISSUED UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF __________________, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Section 9.11   Headings

               The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions of this Agreement.



                   [Remainder of page intentionally blank.]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                    ICF KAISER INTERNATIONAL, INC.



                                    By:_______________________________
                                       Name:
                                       Title:



                                    _________________________________,
                                    as Warrant Agent



                                    By:______________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

No._______________                             Certificate for ________ Warrants

                                                      CUSIP No. ________________


                         [Form of Warrant Certificate]

                     VOID (UNLESS EXTENDED AFTER 5:00 P.M.
            [CITY, STATE OF WARRANT AGENT TIME], DECEMBER 31, 2004

                      WARRANTS TO ACQUIRE COMMON STOCK OF
                        ICF KAISER INTERNATIONAL, INC.


     This certifies that ___________________________________, or registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder (the "Holder"), subject to the provisions contained in this Warrant Certificate and in the Warrant Agreement referred to below, to acquire from ICF Kaiser International, Inc., a Delaware corporation (the "Company"), one share of Common Stock, $0.01 par value per share, of the Company (the "Common Stock") for consideration equal to the Purchase Price (as defined in the Warrant Agreement) per share of Common Stock. The Warrants evidenced by this Warrant Certificate shall not be exercisable after and shall terminate and become void as of the close of business on December 31, 2004 (the "Expiration Date") or as of the closing of any Non-Surviving Combination, if earlier.

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of _________ __, 1999 (the "Warrant Agreement"), between the Company and _________________, as warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance of this Warrant Certificate. The Warrant Agreement is incorporated in this Warrant Certificate by reference and made a part of this Warrant Certificate. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms not defined in this Warrant Certificate have the meanings ascribed to them in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder of this Warrant Certificate upon written request to the Company at 9300 Lee Highway, Fairfax, Virginia 22031-1207, Attention: ________________________.

     As provided in the Warrant Agreement and subject to the terms and conditions set forth in the Warrant Agreement, the Warrants are immediately exercisable.

     If the Company proposes, prior to the Expiration Date, to enter into a merger, consolidation, sale of assets or other business combination with one or more persons (other than a wholly-owned subsidiary of the Company) in which consideration (other than Common Equity Securities) is distributed to the holders of Common Stock in exchange for all or substantially all of their equity interest in the Company (a "Non-Surviving Combination"), the Company shall give written notice to the Holders promptly after an agreement is reached but in no event less than 30 days prior to the closing of any such transaction. In the event the Company enters into a Non-Surviving Combination, upon payment of the Purchase Price prior to the Expiration Date, the Holder of this Warrant Certificate will be entitled to receive the shares of stock or other securities or other property (including any money) of the surviving entity in such Non-Surviving Combination as the Holder would have received had the Holder exercised its Warrants immediately prior to such Non-Surviving Combination (or, if applicable, the record date for that transaction).

     In order to exercise a Warrant, the registered Holder of this Warrant Certificate must surrender this Warrant Certificate at the office of the Warrant Agent, with the Exercise Subscription Form on the reverse side duly executed by the Holder of this Warrant Certificate, with signature guaranteed as specified, and tender the Purchase Price therefor.


                                    ICF KAISER INTERNATIONAL, INC.


                                    By:_____________________________
                                       Name:
                                       Title:

DATED:

Countersigned:

_________________,
as Warrant Agent


By:_____________________________
  Authorized Signatory

Date of Countersignature:

                   [FORM OF REVERSE OF WARRANT CERTIFICATE]

                        ICF KAISER INTERNATIONAL, INC.
                        ------------------------------

     This Warrant Certificate and all rights under this Warrant Certificate are transferable by the registered Holder of this Warrant Certificate, in whole or in part, on the register maintained by the Warrant Agent, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the registered Holder of this Warrant Certificate or its attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Transfer. Upon any partial transfer, the Company will issue and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection with any partial transfer.

     All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable, and upon issuance such shares shall be listed on each national securities exchange or quotation system (including the Nasdaq Stock Market), if any, on which any other shares of outstanding Common Stock are then listed.

     Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner of the related Warrants for any purpose and as the person entitled to exercise the rights represented by this Warrant Certificate, or to the transfer of such Warrants on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder of such Warrants as the owner for all purposes.

     The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment in certain events, including (i) stock dividends, stock
                                                       -
splits and reclassification affecting the Common Stock, (ii) the issuance of
                                                         --
certain rights, warrants or options, or convertible or exchangeable securities, to the holders of Common Stock entitling them to acquire Common Stock at a price per share lower than its then market value and (iii) sales by the Company of
                                                ---
Common Stock at a price per share lower than its then market value.

     The Warrants do not entitle any Holder to any of the rights of a stockholder of the Company.

     This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

     This Warrant Certificate and all rights under this Warrant Certificate shall be governed by and construed in accordance with the laws of the State of ______________, without regard to principles of conflicts of laws.

                          EXERCISE SUBSCRIPTION FORM
                (to be executed only upon exercise of Warrant)


     The undersigned hereby irrevocably elects to exercise __________________________ of the Warrants represented by this Warrant Certificate, for the acquisition of one share each of Common Stock, $0.01 par value per share, of ICF Kaiser International, Inc., on the terms and conditions specified in this Warrant Certificate and the Warrant Agreement referred to in this Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest in it to ICF Kaiser International, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered to such address.

Date:  ________________, ____.

                        /1/
                         -
 -------------------------
(Signature of Owner)


                                                  _____________________________
                                                  (Name Printed in Full)


                                                  _____________________________
                                                  (Street Address)

                                                  _____________________________
                                                  (City)   (State)    (Zip Code)



                                                  Signature Guaranteed by:



                                                  _____________________________



_____________________________

/1/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

                               FORM OF TRANSFER


     FOR VALUE RECEIVED the undersigned registered Holder of this Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

-------------------------------------------------------------------------
                                   Social Security
                                   or other
                                   identifying
Name of                            number of                Number of
Assignee(s)        Address         assignee(s)              warrants
-------------------------------------------------------------------------


-------------------------------------------------------------------------

and does hereby irrevocably constitute and appoint the Warrant Agent as the undersigned's attorney to make such transfer on the register maintained by the Warrant Agent for that purpose, with full power of substitution in the premises.

Date:____________,  ____

                                                                             /2/
                                                                              -
                                                  ------------------------------
                                                     (Signature of Owner)


                                                  _____________________________
                                                  (Street Address)

                                                  _____________________________
                                                  (City)   (State)   (Zip Code)


                                                  Signature Guaranteed by:


                                                  _____________________________

_____________________________

/2/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

                                   EXHIBIT B

                      FORM OF LEGEND FOR GLOBAL WARRANTS

     Any Global Warrant authenticated and delivered under the Warrant Agreement shall bear a legend in substantially the following form:

               THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS WARRANT IS NOT EXCHANGEABLE FOR WARRANTS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT AS DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS WARRANT (OTHER THAN A TRANSFER OF THIS WARRANT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT AS DESCRIBED IN THE WARRANT AGREEMENT.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER OR EXCHANGE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                 B-1